EXHIBIT 1.1
EXECUTION VERSION
EL PASO PIPELINE PARTNERS, L.P.
11,000,000 COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS
UNDERWRITING AGREEMENT
June 9, 2009

June 9, 2009
Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
UBS Securities LLC
c/o Morgan Stanley & Co. Incorporated
1585 Broadway
New York, New York 10036
Ladies and Gentlemen:
     El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), proposes to issue and sell to the several Underwriters named in Schedule II hereto (the “Underwriters”) the number of common units representing limited partner interests set forth in Schedule I hereto (the “Firm Units”). The Partnership also proposes to issue and sell to the several Underwriters not more than the number of additional common units set forth in Schedule I hereto (the “Additional Units”) if and to the extent that you, as Managers of the offering, shall have determined to exercise, on behalf of the Underwriters, the right to purchase such common units granted to the Underwriters in Section 2 hereof. The Firm Units and the Additional Units are hereinafter collectively referred to as the “Units.” The common units representing limited partner interests of the Partnership to be outstanding after giving effect to the sales contemplated hereby are hereinafter referred to as the “Common Units.”
     The Partnership and El Paso Pipeline GP Company, L.L.C., a Delaware limited liability company (“MLP GP”) are hereinafter collectively referred to as the “Partnership Parties.”
     El Paso Pipeline Partners Operating Company, L.L.C., a Delaware limited liability company (“OLLC”), WIC Holdings Company, L.L.C., a Delaware limited liability company (“WIC Holdings”), El Paso Wyoming Gas Supply Company, L.L.C., a Delaware limited liability company (“EP WGSC”), Wyoming Interstate Company, Ltd., a Colorado limited partnership (“WIC”), EPPP SNG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP SNG”) and EPPP CIG GP Holdings, L.L.C., a Delaware limited liability company (“EPPP CIG”) are hereinafter collectively referred to as the “Subsidiaries.”
     Southern Natural Gas Company, a Delaware general partnership (“SNG”), Southern Gas Storage Company, L.L.C., a Delaware limited liability company

(“SGSC”), Bear Creek Storage Company, a Louisiana joint venture (“Bear Creek”), SNG Finance Company, L.L.C., a Delaware limited liability company (“SNG Finance”), SNG Funding Company, L.L.C., a Delaware limited liability company (“SNG Funding”), Southern Natural Issuing Corporation, a Delaware corporation (“SNG Issuing”), Colorado Interstate Gas Company, a Delaware general partnership (“CIG”), WYCO Holding Company, L.L.C., a Delaware limited liability company (“WYCO Holding”), WYCO Development LLC, a Colorado limited liability company (“WYCO Development”), CIG Finance Company, L.L.C., a Delaware limited liability company (“CIG Finance”), CIG Funding Company, L.L.C., a Delaware limited liability company (“CIG Funding”) and Colorado Interstate Issuing Corporation, a Delaware corporation (“CIG Issuing”) are hereinafter collectively referred to as the “Unconsolidated Affiliates.”
     The Partnership Parties, the Unconsolidated Affiliates and the Subsidiaries are hereinafter collectively referred to as the “Partnership Entities.”
     The Partnership Entities, El Paso Pipeline Holding Company, L.L.C., a Delaware limited liability company (“El Paso LLC”), El Paso Pipeline LP Holdings, L.L.C., a Delaware limited liability company (“Holdings”) and El Paso Corporation, a Delaware corporation (“El Paso”) are hereinafter collectively referred to as the “El Paso Entities.”
     The Partnership has filed with the Securities and Exchange Commission (the “Commission”) a registration statement (File No. 333-156978), including a prospectus, on Form S-3 relating to the securities (the “Shelf Securities”), including the Units, to be issued from time to time by the Partnership. The registration statement as amended to the date of this Agreement, including the information (if any) deemed to be part of the registration statement at the time of effectiveness pursuant to Rule 430A or Rule 430B under the Securities Act of 1933 (the “Securities Act”), is hereinafter referred to as the “Registration Statement,” and the related prospectus covering the Shelf Securities dated March 24, 2009 in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under Securities Act) is hereinafter referred to as the “Basic Prospectus.” The Basic Prospectus, as supplemented by the prospectus supplement specifically relating to the Units in the form first used to confirm sales of the Units (or in the form first made available to the Underwriters by the Partnership to meet requests of purchasers pursuant to Rule 173 under the Securities Act) is hereinafter referred to as the “Prospectus,” and the term “preliminary prospectus” means any preliminary form of the Prospectus. For purposes of this Agreement, “Issuer Free Writing Prospectus” means each “free writing prospectus” (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Partnership or used or referred to by the Partnership in connection with the offering of the Units and “broadly available road show”

means a “bona fide electronic road show” as defined in Rule 433(h)(5) under the Securities Act that has been made available without restriction to any person.
     At or prior to the time when sales of the Units were first made (the “Time of Sale”), the Partnership had prepared the following information (collectively, the “Time of Sale Prospectus”): the preliminary prospectus together with the free writing prospectuses, if any, each identified in Schedule I hereto.
     As used herein, the terms “Registration Statement,” “preliminary prospectus,” “Time of Sale Prospectus,” “Basic Prospectus” and “Prospectus” shall include the documents, if any, incorporated by reference therein. The terms “supplement,” “amendment” and “amend” as used herein with respect to the Registration Statement, the Basic Prospectus, the Time of Sale Prospectus or any free writing prospectus shall include all documents subsequently filed by the Partnership with the Commission pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), that are deemed to be incorporated by reference therein.
     1. Representations and Warranties. The Partnership Parties, jointly and severally, represent and warrant to and agree with each of the Underwriters that:
     (a) Registration Statement. (i) The Registration Statement has been declared effective under the Securities Act; (ii) no stop order of the Commission preventing or suspending the use of any preliminary prospectus or the effectiveness of the Registration Statement has been issued and no proceedings for such purpose have been instituted or, to the Partnership’s knowledge, are threatened by the Commission; (iii) the Registration Statement complied when it became effective, complies and will comply, at the Closing Date (as defined in Section 4) and any Optional Closing Date (as defined in Section 4), in all material respects with the requirements of the Securities Act and the applicable rules and regulations of the Commission thereunder (the “Rules and Regulations”); (iv) each preliminary prospectus filed as part of the registration statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the Securities Act and Rules and Regulations; (v) the Prospectus will comply, as of its date and at the Closing and any Optional Closing Date, in all material respects with the requirements of the Securities Act and the Rules and Regulations; (vi) each document filed or to be filed pursuant to the Exchange Act and incorporated by reference in the Time of Sale Prospectus or the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the Rules and Regulations; (vii) any statutes, regulations, contracts or other documents that are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement have been and will be so described or filed; (viii) the Registration Statement did not when it became effective, does not and will not, at the Closing Date and any Optional Closing

Date contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ix) the Time of Sale Prospectus does not and will not, at the Time of Sale when the Prospectus is not yet available to prospective purchasers, at the Closing Date and any Optional Closing Date, the Time of Sale Prospectus as then amended or supplemented by the Partnership, if applicable, will not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; (x) each Issuer Free Writing Prospectus, when considered together with the Time of Sale Prospectus at the Time of Sale, did not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, in light of the circumstances under which they were made; and (xi) the Prospectus will not, as of its date and at the Closing Date and any Optional Closing, contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Partnership makes no representation or warranty with respect to any statement contained in any preliminary prospectus, the Registration Statement, the Time of Sale Prospectus, the Prospectus, any free writing prospectus or any broadly available road show materials in reliance upon and in conformity with information furnished in writing by or on behalf of an Underwriter through you to the Partnership expressly for use in such preliminary prospectus, the Registration Statement, the Time of Sale Prospectus or the Prospectus.
     (b) Issuer Free Writing Prospectuses Conform to the Requirements of the Securities Act. The Partnership is not an “ineligible issuer” in connection with the offering pursuant to Rules 164, 405 and 433 under the Securities Act. Each Issuer Free Writing Prospectus conformed or will conform in all material respects to the requirements of the Securities Act and the Rules and Regulations on the date of first use, and the Partnership has complied with all prospectus delivery requirements, any filing requirements and any record keeping requirements applicable to such Issuer Free Writing Prospectus pursuant to the Rules and Regulations. The Partnership has not made any offer relating to the Units that would constitute an Issuer Free Writing Prospectus without the prior written consent of the Managers. The Partnership has retained in accordance with the Rules and Regulations all Issuer Free Writing Prospectuses that were not required to be filed with the Commission pursuant to the Rules and Regulations. The Partnership has taken all actions necessary so that any “road show” (as defined in Rule 433 of the Rules and Regulations) in connection with the offering of the Units will not be required to be filed pursuant to the Rules and Regulations. No Issuer Free Writing Prospectus includes any information that conflicts with the information contained in the Time of Sale Prospectus as of the Time of Sale.

     (c) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Prospectus at the time they were or hereafter are filed with the Commission complied and will comply in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable, and the Rules and Regulations.
     (d) Formation and Qualification. Each of the Partnership Entities has been duly formed or incorporated, as the case may be, is validly existing and is in good standing under the laws of its respective jurisdiction of formation or incorporation, as applicable, with all corporate, limited liability company or partnership, as the case may be, power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged and, in the case of MLP GP, to act as the general partner of the Partnership, in each case in all material respects as described in the Registration Statement, the Time of Sale Prospectus and the Prospectus. Each of the Partnership Entities is duly registered or qualified to do business in and is in good standing as a foreign limited partnership, general partnership, limited liability company or corporation, as applicable, in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification or registration, except where the failure to be so qualified or registered could not, individually or in the aggregate, have a material adverse effect on the financial condition, securityholders’ equity, results of operations, properties, business or prospects of the Partnership Entities taken as a whole (a “Material Adverse Effect”), or subject the limited partners of the Partnership to any material liability or disability.
     (e) Ownership of El Paso LLC. El Paso directly owns 99% of the issued and outstanding limited liability company interests in El Paso LLC and indirectly, through a wholly-owned subsidiary, owns 1% of the issued and outstanding limited liability company interests in El Paso LLC; such limited liability company interests are duly authorized and validly issued in accordance with El Paso LLC’s LLC agreement (the “El Paso LLC LLC Agreement”) and fully paid (to the extent required by the El Paso LLC LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”)); and El Paso will own such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), other than restrictions on transfers arising under applicable securities laws or the El Paso LLC LLC Agreement.
     (f) Ownership of MLP GP. El Paso LLC owns 100% of the issued and outstanding limited liability company interests in MLP GP; such limited liability company interests is duly authorized and validly issued in accordance with MLP GP’s LLC agreement the (“MLP GP LLC Agreement”) and fully paid (to the extent required by the MLP GP LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act); and El Paso LLC owns such limited liability company interests free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the MLP GP LLC Agreement.
     (g) Ownership of the General Partner Interest in the Partnership. MLP GP is the sole general partner of the Partnership with a 2.0% general partner interest in the Partnership; such general partner interest is duly authorized and validly issued in accordance with the Partnership Agreement; and MLP GP owns such general partner interest free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Partnership Agreement.
     (h) Ownership of Holdings. El Paso LLC owns 100% of the issued and outstanding limited liability company interests in Holdings; such limited liability company interests are duly authorized and validly issued in accordance with the Holdings Limited Liability Company Agreement (the “Holdings LLC Agreement”) and fully paid (to the extent required by the Holdings LLC Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and El Paso LLC owns such limited liability company interests free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Holdings LLC Agreement.
     (i) Ownership of the El Paso Units and the Incentive Distribution Rights. Holdings owns 55,326,397 Common Units (the “El Paso Common Units”) and 27,727,411 subordinated units (as defined in the Partnership Agreement, the “Subordinated Units” and, together with the El Paso Common Units, the “El Paso Units”) and MLP GP owns 100% of the Incentive Distribution Rights; the El Paso Units and the Incentive Distribution Rights and the limited partner interests represented thereby have been duly authorized and validly issued in accordance with the Partnership Agreement and are fully paid (to the extent required under the Partnership Agreement) and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”)); and Holdings owns the El Paso Units and MLP GP owns the Incentive Distribution Rights, in each case free and clear of all Liens, other than restrictions on transfers arising under applicable securities laws or the Partnership Agreement and other than the Lock-Up Agreement referred to in Section 6(j).
     (j) Valid Issuance of the Units. The Units and the limited partner interests represented thereby, are duly authorized in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters against payment therefor in accordance with this Agreement, will be duly and validly issued, fully paid (to the extent required under the Partnership Agreement)

and nonassessable (except as such nonassessability may be affected by Sections 17-607 and 17-804 of the Delaware LP Act).
     (k) Capitalization. After giving effect to the offering of the Firm Units as contemplated by this Agreement and the concurrent capital contribution to the Partnership by MLP GP, there will be 2,524,354 General Partner Units issued and outstanding, the issued and outstanding Units of the Partnership will consist of 95,965,923 Common Units and 27,727,411 Subordinated Units.
     (l) Ownership of OLLC. The Partnership owns 100% of the issued and outstanding limited liability company interests in OLLC; such limited liability company interests have been duly authorized and validly issued in accordance with the OLLC Limited Liability Company Agreement and are fully paid (to the extent required under the OLLC Limited Liability Company Agreement) and non-assessable (except as such nonassessability may be affected by Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens (except for restrictions on transfer arising under applicable securities laws or the OLLC Limited Liability Company Agreement, or described in the Time of Sale Prospectus, including under the Credit Facility).
     (m) Ownership of the Subsidiaries. All of the equity interests in each of the Subsidiaries and Unconsolidated Affiliates are owned as set forth on Exhibit A hereto; all of such equity interests are duly and validly authorized and issued in accordance with the general partnership, limited partnership or limited liability company agreements of each such Subsidiaries and Unconsolidated Affiliates (the “Organizational Agreements”), are fully paid (to the extent required by the Organizational Agreements) and nonassessable (except as such nonassessability may be affected by (i) Sections 18-607 and 18-804 of the Delaware LLC Act, (ii) Sections 17-607 and 17-804 of the Delaware LP Act or (iii) Sections 15-309 and 15-807 of the Delaware Revised Uniform Partnership Act (the “Delaware GP Act”) or, in the case of the general partner interests in SNG and CIG, as set forth in the partnership agreement of SNG and CIG, respectively); and such equity interests are owned as set forth on Exhibit A free and clear of all Liens (except for restrictions on transfer arising under applicable Organizational Agreements or described in the Time of Sale Prospectus, including under the Credit Facility).
     (n) No Other Subsidiaries. Other than its direct or indirect ownership interests in the Subsidiaries and the Unconsolidated Affiliates and the 10% non-economic voting interest in Elba Express Company, LLC, the Partnership does not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity, other than notes receivable held by CIG and SNG under the El Paso cash management program and a note receivable from El Paso.

     (o) No Preemptive Rights, Registration Rights or Options. Except as identified in the Time of Sale Prospectus, there are no (i) preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity interests in of any of the Partnership Entities or (ii) outstanding options or warrants to purchase any securities of any of the Partnership Entities. Except for such rights that have been waived or complied with, none of the filing of the Registration Statement, the consummation of the transactions contemplated by this Agreement, nor the offering or sale of the Units as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Common Units or other securities of any of the Partnership Entities.
     (p) Authority and Authorization. The Partnership has all requisite partnership power and authority to issue, sell and deliver the Units, in accordance with and upon the terms and conditions set forth in this Agreement, the Partnership Agreement, the Registration Statement and the Time of Sale Prospectus. Each of MLP GP and the Partnership has all requisite right, power and authority to execute and deliver this Agreement and to perform its respective obligations thereunder. All corporate, partnership and limited liability company action, as the case may be, required to be taken by Partnership Entities or any of their security holders, members or partners for the authorization, issuance, sale and delivery of the Units and the consummation of the transactions contemplated by this Agreement shall have been validly taken.
     (q) Authorization, Execution and Delivery of this Agreement. This Agreement has been duly authorized and validly executed and delivered by each of MLP GP and the Partnership.
     (r) No Conflicts. None of (i) the offering, issuance and sale by the Partnership of the Units and the application of the proceeds from the sale of the Units as described under “Use of Proceeds” in Time of Sale Prospectus, (ii) the execution, delivery and performance of this Agreement by the Partnership Entities party hereto or (iii) the consummation of the transactions contemplated hereby (A) conflicts or will conflict with or constitutes or will constitute a violation of the partnership agreement, limited liability company agreement, certificate of formation or conversion, certificate or articles of incorporation, bylaws or other constituent document of any of the Partnership Entities, (B) conflicts or will conflict with or constitutes or will constitute a breach or violation of, or a default (or an event that, with notice or lapse of time or both, would constitute such a default) under any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which any of the Partnership Entities is a party or by which any of them or any of their respective properties may be bound, (C) violates or will violate any statute, law or regulation or any order, judgment, decree or injunction of any court or governmental agency or body directed to any of the Partnership Entities or any of their properties in a proceeding to which any of them or their property is a party or (D) results or will result in the creation or imposition of any Lien upon any property or assets of any of the Partnership Entities (other than Liens created pursuant to the Credit Facility), which conflicts, breaches, violations, defaults or Liens, in the case of clauses (B), (C) or (D), would, individually or in the aggregate have a Material Adverse Effect or materially impair the ability of the Partnership Entities to perform their obligations under this Agreement.
     (s) No Consents. No permit, consent, approval, authorization, order, registration, filing or qualification of or with any court, governmental agency or body having jurisdiction over any of the Partnership Entities is required in connection with (i) the offering, issuance or sale by the Partnership of the Units, (ii) the application of the proceeds therefrom as described under “Use of Proceeds” in the Time of Sale Prospectus, (iii) the execution and delivery of this Agreement by the Partnership Entities party hereto and consummation by such Partnership Entities of the transactions contemplated hereby, except for (A) such permits, consents, approvals and similar authorizations as may be required under the Securities Act or the Exchange Act and (B) for such consents that, if not obtained, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement.
     (t) No Defaults. None of the Partnership Entities (i) is in violation of its certificate of limited partnership, agreement of limited partnership, limited liability company agreement, certificate of incorporation or bylaws or other organizational documents, (ii) is in violation of any law, statute, ordinance, administrative or governmental rule or regulation applicable to it or of any decree of any court or governmental agency or body having jurisdiction over it, or (iii) is in breach, default (or an event which, with notice or lapse of time or both, would constitute such an event) or violation in the performance of any obligation, agreement or condition contained in any bond, debenture, note or any other evidence of indebtedness or in any agreement, indenture, lease or other instrument to which it is a party or by which it or any of its properties may be bound, which breach, default or violation, in the case of clauses (ii) or (iii), would, individually or in the aggregate, have a Material Adverse Effect or materially impair the ability of the Partnership Entities to consummate the transactions provided for in this Agreement.
     (u) Conformity of Units to Description in the Time of Sale Prospectus and Prospectus. The Units, when issued and delivered in accordance with the terms of the Partnership Agreement and this Agreement against payment therefor as provided therein and herein, will conform in all material respects to the description thereof contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus.

     (v) No Material Adverse Change. None of the Partnership Entities has sustained, since the date of the latest audited financial statements included in the Time of Sale Prospectus, any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and since such date, there has not been any change in the capitalization or increase in the long-term debt of any of the Partnership Entities or any adverse change in or affecting the condition (financial or otherwise), results of operations, securityholders’ equity, properties, management, prospects or business of the Partnership Entities, taken as a whole, in each case except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
     (w) Conduct of Business. Except as disclosed in or contemplated by the Registration Statement and Time of Sale Prospectus, since the date as of which information is given in the Time of Sale Prospectus, none of the Partnership Entities has (i) incurred any liability or obligation, direct or contingent, that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, other than liabilities and obligations that were incurred in the ordinary course of business, (ii) entered into any transaction not in the ordinary course of business that, individually or in the aggregate, is material to the Partnership Entities taken as a whole, or (iii) declared, paid or made any dividend or distribution on any class of security.
     (x) Financial Statements. The historical financial statements (including the related notes and supporting schedules) included in the Registration Statement and Time of Sale Prospectus (i) comply in all material respects with the applicable requirements under the Securities Act and the Exchange Act, (ii) present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby on the basis shown therein at the dates or for the periods indicated, and (iii) have been prepared in accordance with accounting principles generally accepted in the United States consistently applied throughout the periods involved except for changes in accounting principles as described therein. The summary historical financial data included in the Time of Sale Prospectus under the captions “Summary—Summary Historical Financial Data” and “Summary—Results of Operations” are fairly presented in all material respects and prepared on a basis consistent with the audited and unaudited historical financial statements from which they have been derived.
     (y) Statistical and Market-Related Data. The statistical and market-related data included in the Time of Sale Prospectus are based on or derived from sources that the Partnership Entities believe to be reliable and accurate in all material respects.

     (z) Independent Registered Public Accounting Firm. Ernst & Young LLP, who has audited the audited financial statements contained in the Registration Statement and the Time of Sale Prospectus, whose report appears in the Time of Sale Prospectus and the Prospectus and who has delivered the initial letter referred to in Section 5(e) hereof, is, and was during the periods covered by the financial statements covered by such reports, an independent registered public accounting firm within the meaning of the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) (the “PCAOB”).
     (aa) Title to Properties. Each Partnership Entity has good and indefeasible title to all its interests in real property, other than real property held under lease, subject to recordation of individual conveyances and assignments, and good title to all its personal property (excluding easements or rights-of-way), in each case free and clear of all Liens except (i) as described, and subject to the limitations contained, in the Time of Sale Prospectus, (ii) for Liens that arise under the Credit Facility, or (iii) such as do not materially interfere with the use of such properties taken as a whole as they have been used in the past and are proposed to be used in the future as described in the Registration Statement or the Time of Sale Prospectus; and all assets held under lease by the Partnership Entities are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities.
     (bb) Rights-of-Way. Each of the Partnership Entities has such consents, easements, rights-of-way or licenses from any person (collectively, “rights-of-way”) as are necessary to conduct its business in the manner described in and subject to the limitations contained in the Time of Sale Prospectus, except for (i) qualifications, reservations and encumbrances that would not have, individually or in the aggregate, a Material Adverse Effect, and (ii) such rights-of-way that, if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; other than as set forth, and subject to the limitations contained in the Time of Sale Prospectus, at the Time of Sale, each Partnership Entity has fulfilled and performed all its material obligations with respect to such rights-of-way required to be fulfilled or performed and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any impairment of the rights of the holder of any such rights-of-way, except for such revocations, terminations and impairments that would not have a Material Adverse Effect; and except as described in the Time of Sale Prospectus, and none of such rights-of-way will contain any restriction that is materially burdensome to the Partnership Entities, taken as a whole.
     (cc) Permits. Each of the Partnership Entities has such permits, consents, licenses, franchises, certificates and authorizations of governmental or regulatory authorities (“permits”) as are necessary to own or lease its properties and to conduct its business in the manner described in the Time of Sale Prospectus, subject to such qualifications as may be set forth in the Time of Sale Prospectus and except for such permits, consents, franchises, certificates and authorizations which if not obtained, would not have, individually or in the aggregate, a Material Adverse Effect; each of the Partnership Entities has fulfilled and performed in all material respects all its obligations with respect to such permits in the manner described, and subject to the limitations contained in the Time of Sale Prospectus, and to the knowledge of the Partnership Entities no event has occurred that would prevent the permits from being renewed or reissued or that allows, or after notice or lapse of time would allow, revocation or termination thereof or results or would result in any impairment of the rights of the holder of any such permit. None of the Partnership Entities has received written notification of any revocation or modification of any such permit.
     (dd) Environmental Compliance. Except as described in the Time of Sale Prospectus or for which adequate reserves have been established in accordance with generally accepted accounting principles, each of the Partnership Entities, with respect to the assets owned or leased by the Partnership Entities at the Time of Sale, (i) is, and at all times prior hereto was, in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety and the environment or imposing liability or standards of conduct concerning any Hazardous Materials (as defined below) (“Environmental Laws”), (ii) has received all permits required of them under applicable Environmental Laws to conduct their respective businesses, (iii) is in compliance with all terms and conditions of any such permits and (iv) has not received written notice, or to the knowledge of the Partnership Entities, oral notification of any actual or alleged violation of Environmental Law, except where such noncompliance with Environmental Laws, failure to receive required permits, failure to comply with the terms and conditions of such permits could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The term “Hazardous Material” means (A) any “hazardous substance” as defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (B) any “hazardous waste” as defined in the Resource Conservation and Recovery Act, as amended, (C) any petroleum or petroleum product, (D) any polychlorinated biphenyl and (E) any pollutant or contaminant or hazardous, dangerous or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.
     (ee) Insurance. The Partnership Entities carry or are entitled to the benefits of insurance relating to the assets owned or leased by the Partnership Entities at the Time of Sale in such amounts and covering such risks as is commercially reasonable, and all insurance is in full force and effect. None of the Partnership Entities believe that they will not be able (i) to renew their existing insurance coverage relating to the assets owned or leased by the Partnership

Entities at the Time of Sale as and when such policies expire or (ii) to obtain comparable coverage relating to the assets owned or leased by the Partnership Entities at the Time of Sale from similar institutions as may be necessary or appropriate to conduct such business as now conducted and at a cost that would not reasonably be expected to have a Material Adverse Effect.
     (ff) Litigation. Except as described in the Time of Sale Prospectus, there is (i) no action, suit or proceeding before or by any court, arbitrator or governmental agency, body or official, domestic or foreign, now pending or, to the knowledge of any of the Partnership Entities, threatened, to which any of the Partnership Entities is or may be a party or to which the business or property of any of the Partnership Entities is or may be subject, (ii) no statute, rule, regulation or order that has been enacted, adopted or issued by any governmental agency and (iii) no injunction, restraining order or order of any nature issued by a federal or state court or foreign court of competent jurisdiction to which any of the Partnership Entities is or may be subject, that, in the case of clauses (i), (ii) and (iii) above, is reasonably expected to (A) individually or in the aggregate be expected to have a Material Adverse Effect, (B) prevent or result in the suspension of the offering and issuance of the Units, or (C) in any manner draw into question the validity of this Agreement.
     (gg) Related Party Transactions. No relationship, direct or indirect, exists between or among the El Paso Entities on the one hand, and the directors, officers, partners, customers or suppliers of MLP GP and its affiliates (other than the Partnership Entities) on the other hand, which is required to be described in the Time of Sale Prospectus or the Prospectus and which is not so described.
     (hh) No Labor Disputes. No labor dispute with the employees that are engaged in the business of the Partnership Entities exists or, to the knowledge of the Partnership Entities, is imminent or threatened. None of the Partnership Entities is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.
     (ii) Tax Returns. Each of the Partnership Entities has filed (or has obtained extensions with respect to) all material federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof, which returns are complete and correct in all material respects, and has timely paid all taxes due thereon, other than those which are being contested in good faith and for which adequate reserves have been established in accordance with generally accepted accounting principles.

     (jj) No Omitted Descriptions; Legal Proceedings. There are no legal or governmental proceedings pending or contracts or other documents of a character required to be described in the Registration Statement or the Time of Sale Prospectus or, in the case of documents, to be filed as exhibits to the Registration Statement, that are not described and filed as required. None of the Partnership Entities has knowledge that any other party to any such contract, agreement or arrangement has any intention not to render full performance as contemplated by the terms thereof except, in each case, as would not reasonably be expected to have a Material Adverse Effect; and that statements made in the Time of Sale Prospectus under the captions “Conflicts of Interest and Fiduciary Duties,” “Provisions of Our Partnership Agreement Relating to Cash Distributions,” “Material Provisions of Our Partnership Agreement,” “Certain Relationships and Related Party Transactions,” “Description of the Common Units,” “Underwriting,” and “Material Tax Considerations” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts and other documents in all material respects.
     (kk) Books and Records. The Partnership Entities (i) make and keep accurate books and records and (ii) maintain and has maintained a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of the Partnership Entities’ financial statements in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (C) access to the assets of the Partnership Entities is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for the assets of the Partnership Entities is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (ll) Disclosure Controls and Procedures. (i) The Partnership Entities have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15 under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Entities in the reports they file or submit under the Exchange Act is accumulated and communicated to their respective management, including their respective principal executive officers and principal financial officers, as appropriate, to allow timely decisions regarding required disclosure to be made and (iii) such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

     (mm) No Changes in Internal Controls. Since the date of the most recent balance sheet of the Partnership reviewed or audited by Ernst & Young LLP, (i) none of the Partnership Entities has been advised of (A) any significant deficiencies in the design or operation of internal controls that could adversely affect the ability of any of the Partnership Entities to record, process, summarize and report financial data, or any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership Entities, and (ii) since that date, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (nn) Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Partnership and any of MLP GP’s directors or officers, in their capacities as such, to comply with the applicable provisions of the Sarbanes- Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.
     (oo) No Distribution of Other Offering Materials. None of the Partnership Entities has distributed nor, prior to the later to occur of the Closing Date and completion of the distribution of the Units, will distribute any offering material in connection with the offering and sale of the Units other than any Preliminary Prospectus, the Prospectus, any free writing prospectus to which the Managers have consented in accordance with Section 1(b) or 6(c), any other materials, if any, permitted by the Securities Act, including Rule 134.
     (pp) Market Stabilization. None of MLP GP, the Partnership or any of their affiliates has taken, directly or indirectly, any action designed to or which has constituted or which would reasonably be expected to cause or result, under the Exchange Act or otherwise, in stabilization or manipulation of the price of any securities of the Partnership or to facilitate the sale or resale of the Units.
     (qq) Listing on the New York Stock Exchange. The Units have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
     (rr) Investment Company. None of the Partnership Entities is now, or after sale of the Units to be sold by the Partnership hereunder and application of the net proceeds from such sale as described in the Time of Sale Prospectus under the caption “Use of Proceeds” will be, an “investment company” or a company “controlled by” an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder.

     (ss) No Foreign Operations. None of the Partnership Entities conducts business operations outside the United States.
     (tt) ERISA. Each Partnership Entity is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974 (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any Partnership Entity would have any liability, excluding any reportable event for which a waiver could apply; no Partnership Entity expects to incur liability under Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the “Code”); and each “pension plan” for which any Partnership Entity would have any liability that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.
     (uu) Foreign Corrupt Practices Act. None of the Partnership Entities, nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or other person associated with or acting on behalf of any of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; or (ii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977.
     (vv) Money Laundering Laws. The operations of the Partnership Entities are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Partnership Entities with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Entities, threatened, except, in each case, as would not reasonably be expected to have a Material Adverse Effect.
     (ww) Office of Foreign Assets Control. None of the Partnership Entities nor, to the knowledge of the Partnership Entities, any director, officer, agent, employee or affiliate of the any of the Partnership Entities is currently the subject of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person or entity that, at the time of such funding, is the subject of any sanctions administered by OFAC.
     2. Agreements to Sell and Purchase. The Partnership hereby agrees to sell to the several Underwriters, and each Underwriter, upon the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated, agrees, severally and not jointly, to purchase from the Partnership the respective numbers of Firm Units set forth in Schedule I hereto opposite its name at the purchase price set forth in Schedule I hereto (the “Purchase Price”).
     On the basis of the representations and warranties contained in this Agreement, and subject to its terms and conditions, the Partnership agrees to sell to the Underwriters the Additional Units, and the Underwriters shall have the right to purchase, severally and not jointly, up to the number of Additional Units set forth in Schedule I hereto at the Purchase Price. The Managers identified in Schedule I may exercise this right on behalf of the Underwriters in whole or from time to time in part by giving written notice not later than 30 days after the date of this Agreement. Any exercise notice shall specify the number of Additional Units to be purchased by the Underwriters and the date on which such units are to be purchased. Each purchase date must be at least one business day after the written notice is given and may not be earlier than the closing date for the Firm Units nor later than ten business days after the date of such notice. Additional Units may be purchased as provided in Section 4 hereof solely for the purpose of covering over-allotments made in connection with the offering of the Firm Units. On each day, if any, that Additional Units are to be purchased (an “Option Closing Date”), each Underwriter agrees, severally and not jointly, to purchase the number of Additional Units (subject to such adjustments to eliminate fractional Units as you may determine) that bears the same proportion to the total number of Additional Units to be purchased on such Option Closing Date as the number of Firm Units set forth in Schedule II hereto opposite the name of such Underwriter bears to the total number of Firm Units.
     3. Terms of Public Offering. The Partnership is advised by you that the Underwriters propose to make a public offering of their respective portions of the Units as soon after the Registration Statement and this Agreement have become effective as in your judgment is advisable. The Partnership is further advised by you that the Units are to be offered to the public upon the terms set forth in the Prospectus.
     4. Payment and Delivery. Payment for the Firm Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Firm Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the closing date set forth in Schedule I hereto, or at such other time on the same or such other date, not later than the fifth business day thereafter, as shall be designated in writing by you. The time and date of such payment are hereinafter referred to as the “Closing Date.”
     Payment for any Additional Units shall be made to the Partnership in Federal or other funds immediately available in New York City against delivery of such Additional Units for the respective accounts of the several Underwriters at 10:00 a.m., New York City time, on the date specified in the corresponding notice described in Section 2 or at such other time on the same or on such other date, in any event not later than the tenth business day thereafter, as shall be designated in writing by you.
     The Firm Units and Additional Units shall be registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date or the applicable Option Closing Date, as the case may be. The Firm Units and Additional Units shall be delivered to you in book entry form through the facilities of The Depository Trust Company on the Closing Date or an Option Closing Date, as the case may be, for the respective accounts of the several Underwriters, with any transfer taxes payable in connection with the transfer of the Units to the Underwriters duly paid, against payment of the Purchase Price therefor.
     5. Conditions to the Underwriters’ Obligations. The several obligations of the Underwriters are subject to the following conditions:
     (a) Subsequent to the execution and delivery of this Agreement and prior to the Closing Date:
     (i) there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the securities of the Partnership Entities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Securities Act; and
     (ii) except as set forth in or contemplated by the Time of Sale Prospectus, as of the date of this Agreement, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Partnership Entities, taken as a whole, from that set forth in the Time of Sale Prospectus as of the date of this Agreement that, in your judgment, is material and adverse and that makes it, in your judgment, impracticable to market the Units on the terms and in the manner contemplated in the Time of Sale Prospectus.

     (b) The Underwriters shall have received on the Closing Date a certificate, dated the Closing Date and signed by the Chief Executive Officer and Chief Financial Officer of the General Partner stating that:
     (i) the representations, warranties and agreements of the Partnership Parties in Section 1 of this Agreement are true and correct on and as of the Closing Date, and the Partnership Parties have satisfied all the conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement has been issued; and no proceedings or examination for that purpose have been instituted or, to the knowledge of such officers, threatened;
     (iii) since the date of the most recent financial statements included in the Time of Sale Prospectus, there has been no Material Adverse Effect; and
     (iv) they have carefully examined the Registration Statement, the Time of Sale Prospectus and the Prospectus, and, in their opinion, (A) (1) the Registration Statement, as of its effective date and as of the Closing Date, (2) the Time of Sale Prospectus, as of the Time of Sale, and (3) the Prospectus, as of the date of the Prospectus and as of the Closing Date, did not and do not contain any untrue statement of a material fact and did not and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (except in the case of the Registration Statement, in the light of the circumstances under which they were made) not misleading, and (B) since the Registration Statement’s effective date, no event has occurred that should have been set forth in a supplement or amendment to the Registration Statement, the Prospectus or any free writing prospectus that has not been so set forth.
     (c) The Underwriters shall have received on the Closing Date an opinion of Andrews Kurth LLP, outside counsel for the Partnership, dated the Closing Date, substantially in the form attached hereto as Exhibit B;
     (d) The Underwriters shall have received on the Closing Date an opinion of Vinson & Elkins L.L.P., counsel for the Underwriters, dated the Closing Date, covering the such matters with respect to the issuance and sale of the Units, the Registration Statement, the Time of Sale Prospectus and the Prospectus and other related matters as the Managers may reasonably require, and the Partnership Entities shall have furnished to such counsel such documents as they may request for the purpose of enabling them to pass upon such matters.
     (e) The Underwriters shall have received, on each of the date hereof and the Closing Date, a letter dated the date hereof or the Closing Date, as the case may be, in form and substance satisfactory to the Underwriters, from Ernst & Young LLP, independent public accountants, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Time of Sale Prospectus and the Prospectus; provided that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.
     (f) The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and El Paso, El Paso LLC, Holdings, MLP GP and each officer and director of MLP GP relating to sales and certain other dispositions of Units of Common Units or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date.
     The several obligations of the Underwriters to purchase Additional Units hereunder are subject to the delivery to you on the applicable Option Closing Date of such documents as you may reasonably request with respect to the good standing of the Partnership Entities, the due authorization and issuance of the Additional Units to be sold on such Option Closing Date and other matters related to the issuance of such Additional Units.
     6. Covenants of the Partnership Parties. The Partnership Parties covenant with each Underwriter as follows:
     (a) To furnish to you, without charge, a signed copy of the Registration Statement (including exhibits thereto and documents incorporated by reference) and to deliver to each of the Underwriters during the period mentioned in Section 6(e) or 6(f) below, as many copies of the Time of Sale Prospectus, the Prospectus, any documents incorporated by reference therein and any supplements and amendments thereto or to the Registration Statement as you may reasonably request.
     (b) Before amending or supplementing the Registration Statement, the Time of Sale Prospectus or the Prospectus, to furnish to you a copy of each such proposed amendment or supplement and not to file any such proposed amendment or supplement to which you reasonably object.
     (c) To furnish to you a copy of each proposed free writing prospectus to be prepared by or on behalf of, used by, or referred to by the Partnership and not to use or refer to any proposed free writing prospectus to which you reasonably object.
     (d) Not to take any action that would result in an Underwriter or the Partnership being required to file with the Commission pursuant to Rule 433(d) under the Securities Act a free writing prospectus prepared by or on behalf of the Underwriter that the Underwriter otherwise would not have been required to file thereunder.
     (e) If the Time of Sale Prospectus is being used to solicit offers to buy the Units at a time when the Prospectus is not yet available to prospective purchasers and any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Time of Sale Prospectus in order to make the statements therein, in the light of the circumstances, not misleading, or if any event shall occur or condition exist as a result of which the Time of Sale Prospectus conflicts with the information contained in the Registration Statement then on file, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Time of Sale Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to any dealer upon request, either amendments or supplements to the Time of Sale Prospectus so that the statements in the Time of Sale Prospectus as so amended or supplemented will not, in the light of the circumstances when the Time of Sale Prospectus is delivered to a prospective purchaser, be misleading or so that the Time of Sale Prospectus, as amended or supplemented, will no longer conflict with the Registration Statement, or so that the Time of Sale Prospectus, as amended or supplemented, will comply with applicable law.
     (f) If, during such period after the first date of the public offering of the Units as in the opinion of counsel for the Underwriters the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, not misleading, or if, in the opinion of counsel for the Underwriters, it is necessary to amend or supplement the Prospectus to comply with applicable law, forthwith to prepare, file with the Commission and furnish, at its own expense, to the Underwriters and to the dealers (whose names and addresses you will furnish to the Partnership) to which Units may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances when the Prospectus (or in lieu thereof the notice referred to in Rule 173(a) of the Securities Act) is delivered to a purchaser, be misleading or so that the Prospectus, as amended or supplemented, will comply with applicable law.
     (g) To endeavor to qualify the Units for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request, provided that, none of the Partnership Parties shall be required to qualify as a foreign entity or to take any action that would subject any of the Partnership Parties to service of process in any such jurisdiction where any such entity is not presently qualified or where any such entity would be subject to taxation as a foreign entity.
     (h) To make generally available to the Partnership’s security holders and to you as soon as practicable an earning statement covering a period of at least twelve months beginning with the first fiscal quarter of the Partnership occurring after the date of this Agreement which shall satisfy the provisions of Section 11(a) of the Securities Act and the rules and regulations of the Commission thereunder.
     (i) Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all expenses incident to the performance of its obligations under this Agreement, including: (i) the fees, disbursements and expenses of the Partnership’s counsel and the Partnership’s accountants in connection with the registration and delivery of the Units under the Securities Act and all other fees or expenses in connection with the preparation and filing of the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, any free writing prospectus prepared by or on behalf of, used by, or referred to by the Partnership and amendments and supplements to any of the foregoing, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters and dealers, in the quantities hereinabove specified, (ii) all costs and expenses related to the transfer and delivery of the Units to the Underwriters, including any transfer or other taxes payable thereon, (iii) the cost of printing or producing any Blue Sky or Legal Investment memorandum in connection with the offer and sale of the Units under state securities laws and all expenses in connection with the qualification of the Units for offer and sale under state securities laws as provided in Section 6(g) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or Legal Investment memorandum, (iv) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Units by the Financial Industry Regulatory Authority, (v) all costs and expenses incident to listing the Units on the NYSE, (vi) the cost of printing certificates representing the Units, (vii) the costs and charges of any transfer agent, registrar or depositary, (viii) the costs and expenses of the Partnership relating to investor presentations on any “road show”

undertaken in connection with the marketing of the offering of the Units, including, without limitation, expenses associated with the preparation or dissemination of any electronic road show, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Partnership, travel and lodging expenses of the representatives and officers of the Partnership and any such consultants, and the cost of any aircraft chartered in connection with the road show, (ix) the document production charges and expenses associated with printing this Agreement and (x) all other costs and expenses incident to the performance of the obligations of the Partnership hereunder for which provision is not otherwise made in this Section. It is understood, however, that except as provided in this Section, Section 8 entitled “Indemnity and Contribution” and the last paragraph of Section 10 below, the Underwriters will pay all of their costs and expenses, including fees and disbursements of their counsel, stock transfer taxes payable on resale of any of the Units by them and any advertising expenses connected with any offers they may make.
     (j) Not to, without the prior written consent of Morgan Stanley & Co. Incorporated on behalf of the Underwriters, during the period ending 90 days after the date of the Prospectus (the “Lock-up Period”), (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units, or (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise or (c) file any registration statement with the Commission relating to the offering of any Units of Common Units or any securities convertible into or exercisable or exchangeable for Common Units (other than any registration statement on Form S-8 or Form S-4). The foregoing sentence shall not apply to (a) the Common Units to be sold hereunder, (b) the issuance by the Partnership of Common Units or any securities convertible into or exercisable or exchangeable for Common Units pursuant to the El Paso Pipeline GP Company, L.L.C. Long-Term Incentive Plan, (c) issuances of Common Units, or securities convertible into or exercisable or exchangeable for Common Units, pursuant to a Form S-4 in connection with a business combination or acquisition, provided that, such issuances not exceed 5% of the total number of outstanding common units and the recipient agrees to hold the balance of any Common Units sold pursuant to a Form S-4 for the remainder of the Lock-up Period, (d) issuances of Common Units or other rights to acquire Common Units in private transactions in connection with future acquisitions by the Partnership, provided that the persons receiving Common Units or other rights to acquire Common Units shall have agreed in writing to be bound by the terms of these lock-up provisions for the remainder of the Lock-up Period, or (e) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the 90 day restricted period.
     7. Covenants of the Underwriters. Each Underwriter severally covenants with the Partnership not to take any action that would result in the Partnership being required to file with the Commission under Rule 433(d) a free writing prospectus prepared by or on behalf of such Underwriter that otherwise would not be required to be filed by the Partnership thereunder, but for the action of the Underwriter.
     8. Indemnity and Contribution.
     (a) Each of the Partnership Parties agrees, jointly and severally, to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act and each affiliate of any Underwriter within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus as defined in Rule 433(h) under the Securities Act, any Partnership information that the Partnership has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or the Prospectus or any amendment or supplement thereto, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to any Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use therein.
     (b) Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Partnership Parties and each of their directors, each of their officers who sign the Registration Statement and each person, if any, who controls the Partnership Parties within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Partnership to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Partnership in writing by such Underwriter through you expressly for use in the Registration Statement, any preliminary prospectus, the Time of Sale Prospectus, any issuer free writing prospectus or the Prospectus or any amendment or supplement thereto.
     (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 8(a) or 8(b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all such indemnified parties and that all such fees and expenses shall be reimbursed as they are incurred. Such firm shall be designated in writing by Morgan Stanley & Co. Incorporated, in the case of parties indemnified pursuant to Section 8(a), and by the Partnership, in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.
     (d) To the extent the indemnification provided for in Section 8(a) or 8(b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand from the offering of the Units or (ii) if the allocation provided by clause 8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 8(d)(i) above but also the relative fault of the Partnership Parties on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties on the one hand and the Underwriters on the other hand in connection with the offering of the Units shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Units (before deducting expenses) received by the Partnership Parties and the total underwriting discounts and commissions received by the Underwriters bear to the aggregate initial public offering price of the Units set forth in the Prospectus. The relative fault of the Partnership Parties on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8 are several in proportion to the respective number of Units they have purchased hereunder, and not joint.
     (e) The Partnership Parties and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 8(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 8(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Units underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.
     (f) The indemnity and contribution provisions contained in this Section 8 and the representations, warranties and other statements of the Partnership Parties contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any affiliate of any Underwriter or by or on behalf of the Partnership Parties, each of their officers or directors or any person controlling the Partnership Parties and (iii) acceptance of and payment for any of the Units.
     9. Termination. The Underwriters may terminate this Agreement by notice given by the Managers identified in Schedule I to the Partnership, if after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the NASDAQ Global Market, the Chicago Board of Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of the Partnership shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (v) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and which, singly or together with any other event specified in this clause (v), makes it, in your judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Units on the terms and in the manner contemplated in the Time of Sale Prospectus or the Prospectus.
     10. Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.
     If, on the Closing Date or an Option Closing Date, as the case may be, any one or more of the Underwriters shall fail or refuse to purchase Units that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the

Units to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Firm Units set forth opposite their respective names in Schedule II bears to the aggregate number of Firm Units set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as you may specify, to purchase the Units which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Units that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 10 by an amount in excess of one-ninth of such number of Units without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Firm Units and the aggregate number of Firm Units with respect to which such default occurs is more than one-tenth of the aggregate number of Firm Units to be purchased on such date, and arrangements satisfactory to you and the Partnership for the purchase of such Firm Units are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Partnership. In any such case either you or the Partnership shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Time of Sale Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, on an Option Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Additional Units and the aggregate number of Additional Units with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Units to be purchased on such Option Closing Date, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Units to be sold on such Option Closing Date or (ii) purchase not less than the number of Additional Units that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.
     If the Partnership shall fail to tender the Units for delivery to the Underwriters by reason of any failure, refusal or inability on the part of any of the Partnership Entities to perform any agreement on its part to be performed, or because any other condition to the Underwriters’ obligations hereunder required to be fulfilled by the Partnership Entities is not fulfilled for any reason or (b) the Underwriters shall decline to purchase the Units for any reason permitted under this Agreement, then, except as specified in the following sentence, the Partnership Entities will reimburse the Underwriters for all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Underwriters in connection with this Agreement and the proposed purchase of the Units, and upon demand the Partnership Entities shall pay the full amount thereof to the Representatives. If this Agreement is terminated (i) pursuant to Section 9 because of the occurrence of any event specified in Section 9 (other than as specified in Sections 9(ii)), the Partnership Entities shall not be obligated to reimburse the Underwriters for any expenses specified in the immediately preceding sentence or (ii) pursuant to this Section 10 by reason of the default of one or more Underwriters, the Partnership Entities shall not be obligated to reimburse any defaulting Underwriter on account of those expenses.
     11. Entire Agreement.
            (a) This Agreement, together with any contemporaneous written agreements and any prior written agreements (to the extent not superseded by this Agreement) that relate to the offering of the Units, represents the entire agreement between the Partnership and the Underwriters with respect to the preparation of any preliminary prospectus, the Time of Sale Prospectus, the Prospectus, the conduct of the offering, and the purchase and sale of the Units.
            (b) The Partnership acknowledges that in connection with the offering of the Units: (i) the Underwriters have acted at arms length, are not agents of, and owe no fiduciary duties to, the Partnership or any other person, (ii) the Underwriters owe the Partnership only those duties and obligations set forth in this Agreement and prior written agreements (to the extent not superseded by this Agreement), if any, and (iii) the Underwriters may have interests that differ from those of the Partnership. The Partnership waives to the full extent permitted by applicable law any claims it may have against the Underwriters arising from an alleged breach of fiduciary duty in connection with the offering of the Units.
     12. Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     13. Applicable Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of New York.
     14. Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.
     15. Notices. All communications hereunder shall be in writing and effective only upon receipt and if to the Underwriters shall be delivered, mailed or sent to you at the address set forth in Schedule I hereto; and if to the Partnership shall be delivered, mailed or sent to the address of the Partnership set forth in the Registration Statement, Attention: Robert W. Baker (Fax: 713.420.5043).
[Signature page follows]

Very truly yours,

EL PASO PIPELINE PARTNERS, L.P.

By: El Paso Pipeline GP Company, L.L.C., its general partner

By:	/s/ Robert W. Baker Name: Robert W. Baker
Title: Executive Vice President and General Counsel

EL PASO PIPELINE GP COMPANY, L.L.C.

By:	/s/ Robert W. Baker Name: Robert W. Baker
Title: Executive Vice President and General Counsel

Accepted as of the date hereof

Morgan Stanley & Co. Incorporated
Barclays Capital Inc.
Citigroup Global Markets Inc.
UBS Securities LLC

Acting severally on behalf of themselves and the several Underwriters named in Schedule II hereto.

By:	Morgan Stanley & Co. Incorporated

By:	/s/ Peter C. Bowden

Name: Peter C. Bowden
Title: Executive Director

By:	Barclays Capital Inc.

By:	/s/ Victoria Hale

Name: Victoria Hale
Title: Vice President

By:	Citigroup Global Markets Inc.

By:	/s/ Amy Pincu

Name: Amy Pincu
Title: Managing Director

By:	UBS Securities LLC

By:	/s/ Chris Juban

Name: Chris Juban
Title: Executive Director

By:	/s/ Kenneth Owen

Name: Kenneth Owen
Title: Director

SCHEDULE I

Managers authorized to exercise right to purchase Additional Units under Section 2:	Morgan Stanley & Co. Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. UBS Securities LLC

Managers authorized to deliver notice of termination under Section 9:	Morgan Stanley & Co. Incorporated Barclays Capital Inc. Citigroup Global Markets Inc. UBS Securities LLC

Time of Sale Prospectus:	1. The preliminary prospectus supplement dated June 8, 2009 relating to the Units.

2. Free writing prospectus dated June 9, 2009 filed by the Partnership under Rule 433(d) of the Securities Act.

Title of Units to be Purchased:	Common Units Representing Limited Partner Interests

Number of Firm Units:	11,000,000

Number of Additional Units:	1,650,000

Purchase Price:	$16.80

Initial Public Offering Price:	$17.50

Selling Concession:	$0.42

Closing Date and Time:	10:00 a.m., New York City time, June 15, 2009

Closing Location:	Andrews Kurth LLP
600 Travis
Houston, TX 77002

Address for Notices to Underwriters:	Morgan Stanley & Co. Incorporated
1585 Broadway
New York, NY 10036

Barclays Capital Inc.
Attention: Syndicate Registration

I-1

745 Seventh Avenue
New York, NY 10019

with a copy, in case of notice pursuant to Section 8 hereof, to:

Barclays Capital Inc.
Attention: Director of Litigation, Office of the General Counsel
745 Seventh Avenue
New York, NY 10019

Citigroup Global Markets Inc.
Attention: General Counsel
388 Greenwich Street
New York, NY 10013

UBS Securities LLC
Attention: Legal Department
299 Park Avenue
New York, NY 10173

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SCHEDULE II

Number of Firm Units
Underwriter	To Be Purchased
Morgan Stanley & Co. Incorporated.	2,200,001

Barclays Capital Inc.	2,200,000

Citigroup Global Markets Inc.	2,200,000

UBS Securities LLC	2,200,000

Credit Suisse Securities (USA) LLC	733,333

Goldman, Sachs & Co.	733,333

Raymond James & Associates, Inc.	733,333

Total:	11,000,000

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EXHIBIT A
OWNERSHIP BY THE PARTNERSHIP
OF SUBSIDIARIES AND UNCONSOLIDATED AFFILIATES
Ownership of Subsidiaries:

Entity	Equity Owned by Identified Partnership Entity
OLLC	100% of limited liability company interests owned by the Partnership
EPPP SNG	100% of limited liability company interests owned by OLLC
EPPP CIG	100% of limited liability company interests owned by OLLC
WIC Holdings	100% of limited liability company interests owned by OLLC
EP WGSC	100% of limited liability company interests owned by OLLC
WIC	50% general partner interest owned by WIC Holdings
50% limited partner interest owned by EP WGSC
Ownership of Unconsolidated Affiliates:

Entity	Equity Owned by Identified Partnership Entity
SNG	25% general partner interest owned by EPPP SNG 75% general partner interest owned by El Paso SNG Holding Company, L.L.C.
SGSC	100% of limited liability company interests owned by SNG
Bear Creek	50% of the outstanding capital stock owned by SGSC
50% of the outstanding capital stock owned by Tennessee Storage Co.
SNG Finance	100% of limited liability company interests owned by SNG
SNG Funding	100% of limited liability company interests owned by SNG Finance
SNG Issuing	100% of capital stock owned by SNG
CIG	40% general partner interest owned by EPPP CIG
60% general partner interest owned by El Paso Noric Investments III, L.L.C.
WYCO Holding	100% of limited liability company interests owned by CIG
WYCO Development	50% of limited liability company interests owned by WYCO
CIG Finance	50% of limited liability company interests owned by an affiliate of Public Service Co. of Colorado 100% of limited liability company interests owned by CIG
CIG Funding	100% of limited liability company interests owned by CIG Finance
CIG Issuing	100% of capital stock owned by CIG

EXHIBIT C
[FORM OF LOCK-UP LETTER]
                    , 200_
Morgan Stanley & Co. Incorporated
[NAMES OF OTHER CO-MANAGERS]
c/o Morgan Stanley & Co. Incorporated
     1585 Broadway
     New York, NY 10036
Ladies and Gentlemen:
     The undersigned understands that Morgan Stanley & Co. Incorporated (“Morgan Stanley”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with El Paso Pipeline Partners, L.P., a Delaware limited partnership (the “Partnership”), providing for the public offering (the “Public Offering”) by the several Underwriters, including Morgan Stanley (the “Underwriters”), of 11,000,000 common units representing limited partner interests in the Partnership (the “Common Units”).
     To induce the Underwriters that may participate in the Public Offering to continue their efforts in connection with the Public Offering, the undersigned hereby agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the final prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Units or any securities convertible into or exercisable or exchangeable for Common Units or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Units, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Units or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (a) transactions relating to Common Units or other securities acquired in open market transactions after the completion of the Public Offering, provided that no filing under Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”), shall be required or shall be voluntarily made in connection with subsequent sales of Common Units or other securities acquired in such open market transactions, (b) transfers of Common Units or any security convertible into Common Units as a bona fide gift, or (c) distributions of Common Units or any security convertible into Common Units to limited partners or stockholders of the undersigned; provided that in the case of any transfer or distribution pursuant to clause (b) or (c), (i) each donee or distributee shall sign and deliver a lock-up letter substantially in the form of this letter and (ii) no filing under Section 16(a) of the Exchange Act, reporting a reduction in beneficial ownership of Common Units, shall be required or shall be voluntarily made during the restricted period referred to in the foregoing sentence, or (d) the establishment of a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Common Units, provided that such plan does not provide for the transfer of Common Units during the restricted period. In addition, the undersigned agrees that, without the prior written consent of Morgan Stanley on behalf of the Underwriters, it will not, during the period commencing on the date hereof and ending 90 days after the date of the Prospectus, make any demand for or exercise any right with respect to, the registration of any Common Units or any security convertible into or exercisable or exchangeable for Common Units. The undersigned also agrees and consents to the entry of stop transfer instructions with the Partnership’s transfer agent and registrar against the transfer of the undersigned’s shares of Common Units except in compliance with the foregoing restrictions.
     The undersigned understands that the Partnership and the Underwriters are relying upon this agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.
     Whether or not the Public Offering actually occurs depends on a number of factors, including market conditions. Any Public Offering will only be made pursuant to an Underwriting Agreement, the terms of which are subject to negotiation between the Partnership and the Underwriters.
     It is understood that, if the Partnership notifies Morgan Stanley that it does not intend to proceed with the Offering, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Units, the undersigned will be released from its obligations under this lock-up letter agreement.
     Facsimile transmission of any signed original agreement shall be the same as delivery of an original signed agreement.
[Signature page follows]

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Very truly yours,

(Name)

(Address)

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